UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2015

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Credit Agreement

On August 26, 2015, Williams Partners L.P., a Delaware limited partnership (the “Partnership”), entered into a Credit Agreement (the “Credit Agreement’) with Barclays Bank PLC (“Barclays”) as administrative agent. Under the Credit Agreement, the lenders provided aggregate commitments to the Partnership of $1.0 billion with a maturity date of August 24, 2016.

Each time funds are borrowed under the Credit Agreement, the Partnership may choose from two methods of calculating interest: a fluctuating base rate equal to an alternate base rate plus an applicable margin, or a periodic fixed rate equal to LIBOR plus an applicable margin. The Partnership is required to pay a commitment fee (currently 0.175 percent) based on the unused portion of the credit facility. The applicable margin and the commitment fee are determined by reference to a pricing schedule based on the Partnership’s senior unsecured long-term debt ratings.

The Credit Agreement contains various covenants that limit, among other things, the Partnership’s and its respective material subsidiaries’ ability to grant certain liens supporting indebtedness, the Partnership’s ability to merge or consolidate, sell all or substantially all of its assets in certain circumstances, enter into certain affiliate transactions, make certain distributions during an event of default, enter into certain restrictive agreements and allow any material change in the nature of its business.

The Credit Agreement includes customary events of default. If an event of default occurs, the lenders will be able to terminate the commitments and accelerate the maturity of the loans and exercise other rights and remedies.

The foregoing description of the Credit Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated into this Item 1.01 by reference.

The Williams Companies, Inc. owns approximately 60 percent of the Partnership, including all of the 2 percent general partner interest.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 26, 2015, the Partnership entered into the Credit Agreement as described under Item 1.01 above. The description of the Credit Agreement under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of August 26, 2015, among Williams Partners L.P., the lenders named therein, and Barclays Bank PLC as Administrative Agent (incorporated by reference to Exhibit 10.1 to Williams Partners L.P.’s Current Report on Form 8-K (File No. 001-34831) filed on August 28, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ William H. Gault
	Name:	William H. Gault
	Title:	Assistant Secretary

DATED: August 28, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of August 26, 2015, among Williams Partners L.P., the lenders named therein, and Barclays Bank PLC as Administrative Agent (incorporated by reference to Exhibit 10.1 to Williams Partners L.P.’s Current Report on Form 8-K (File No. 001-34831) filed on August 28, 2015).

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